UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

In connection with the acquisition of a majority of the outstanding principal amount of 13% Senior Secured Convertible Notes due December 7, 2026 (the “Senior Secured Notes”) of Medicine Man Technologies, Inc. d/b/a Schwazze (“Schwazze”), Vireo Health of Colorado, LLC, a Colorado limited liability company and wholly-owned subsidiary of Vireo Growth Inc. (the “Company”), entered into a restructuring support agreement (the “RSA”) with Schwazze and certain related entities on October 10, 2025.

The RSA sets forth a plan to restructure the operations and capital structure of Schwazze and its subsidiaries through a series of transactions, including, but not limited to (i) the purchase of certain assets representing a majority of the total assets of Schwazze and its subsidiaries (the “Asset Sale”) by a newly-formed entity (“NewCo”) to ultimately be majority owned by the Company, and (ii) the liquidation of Schwazze’s remaining assets and winding down of Schwazze’s remaining operations.

The RSA provided for the Asset Sale to be effected by way of public disposition of collateral pursuant to §§ 9-610 and 9-611 of the Uniform Commercial Code. On November 13, 2025, the Asset Sale took place and the collateral agent under the indenture governing the Senior Secured Notes, acting at the direction of the Company, credit bid approximately $111 million principal amount of Senior Secured Notes (the “Credit Bid”). The Company’s Credit Bid was the winning bid at the Asset Sale. Following its win of the Credit Bid, Schwazze entered into an asset purchase agreement with NewCo on November 13, 2025, pursuant to which, subject to receipt of regulatory approvals and other closing conditions, the assets subject to the Asset Sale will be transferred to NewCo in consideration for an assumption by NewCo of certain specified liabilities of Schwazze and a discharge of the Senior Secured Notes included in the Credit Bid. At the closing of the Asset Sale, the equity interests in NewCo will be distributed by the collateral agent to the holders of the Senior Secured Notes and certain other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

Date: December 10, 2025	By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer